EXHIBIT 99(iv)

‘RELIABRAND INC. UNVEILS ITS NEW ADIRI® NXGEN® BABY BOTTLES TO MAJOR RETAILERS AT THE ABC KIDS EXPO IN LOUISVILLE, KENTUCKY’

2012-15-12 (ABC KIDS EXPO-Louisville, Kentucky) –ReliaBrand® Inc. (OTCBB: RLIA) officially introduced its new Adiri® NxGen® brand of baby bottles and infant feeding accessories to major retailers at the ABC KIDS EXPO in Louisville, Kentucky that began Sunday October 14, 2012. The ABC Kids Expo is the premier juvenile products show in the world, with more than 1000 exhibitors in one million square feet of exhibit space attracting global Retail Store Buyers.

This introduction to major retail buyers was the first for the Company since acquiring the Adiri® Brand that historically sold at retailers such as ‘TOYS”R”US®’, ‘Whole Foods®’ and over 500 independent baby boutiques prior to the acquisition of the brand by ReliaBrand™. Over the past 18-months ReliaBrand™ has developed numerous new Adiri® branded product line extensions including sippy cups, pacifiers, teething rings, transitional bottles and a variety of other infant feeding related staples and accessories. The feature product being introduced to retailers at the ABC KIDS EXPO will be its new line of Adiri® NxGen® baby bottles.

The Adiri® NxGen® baby bottles offer new features such as a recently patented sanitary cap, replaceable feeding nipples and a transitional sippy spout that transforms the bottle from a nurser into baby’s first “sippy” bottle. It is available in new pastel colors and new sizes such as the 5.5 ounce ‘Newborn’ and 9.5 ounce ‘Infant’ size. The media is also taking note as many of the members of the editorial and publishing world who are in attendance at the show have made it a point to stop by and visit the booth to see the line and speak with the principals of the company about the new products and what lies ahead for the brand.

The Company considered the first day of this year’s show as a phenomenal success for Adiri, surpassing targeted sales expectations with existing accounts and adding several new accounts. “The awareness of the Adiri® brand among our industry peers and retailers is fantastic.   The numbers proved that to us at the end of our first day” ReliaBrand CEO Antal Markus stated. “Our new product line has been very well received and will continue to add to the Adiri® legacy of being the most innovative baby bottle in history.  I have been looking forward to the day we would finally meet face to face with our potential retail partners from around the globe and unveil all of the new products and innovations that Adiri® has to offer them and their end consumer customers. We have taken the brand from 3 SKUs to a complete infant feeding product line. That ‘day’ is now upon us. Needless to say I am ecstatic,” Markus concluded.

About ReliaBrand™ and Adiri® www.reliabrand.com

Located in Kelowna, B.C. Canada, ReliaBrand is a publicly traded company listed on the NASDAQ OTC Bulletin Board listed under the “RLIA” trading symbol. ReliaBrand owns and manufactures the Adiri® brand of infant feeding products. Adiri® is the most highly awarded baby bottle in the history of the category with international recognition for its superior medical benefits and revolutionary design. To see Adiri® awards please click here and for more information please call 1-855-ADIRI4U (1-888-234-7448). All media inquiries should be directed to P3R Publicity attention Jody Green at 310.552.5318.

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary materially from those in the forward-looking statements as a result of the effectiveness of management's strategies and decisions, general economic and business conditions, new or modified statutory or regulatory requirements and changing price and market conditions. No assurance can be given that these are all the factors that could cause actual results to vary materially from the forward-looking statements. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.